Exhibit 10.1
FAMOUS DAVE’S OF AMERICA, INC.
AMENDMENT TO
1995 STOCK OPTION AND COMPENSATION PLAN
     THIS AMENDMENT TO THE 1995 STOCK OPTION AND COMPENSATION PLAN (the “Amendment”) amends the 1995 Stock Option and Compensation Plan (the “Plan”) of Famous Dave’s of America, Inc. (the “Company”). Except as otherwise explicitly set forth herein, all provisions of the Plan as amended to date shall remain in full force and effect. Capitalized terms used in this Amendment without definition shall have the meanings set forth in the Plan.
     1.     Amendment to Transferability Restrictions. Section 11.3 of the 1995 Stock Option and Compensation Plan is hereby amended to read in its entirety as follows:
     11.3     Non-transferability of Incentives. No stock option, SAR, restricted stock or performance award may be transferred, pledged or assigned by the holder thereof (except, in the event of the holder’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan or the Incentive, or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder), and the Company shall not be required to recognize any attempted assignment of such rights by any participant. Notwithstanding the preceding sentence, stock options may be transferred by the holder thereof to Employee’s spouse, children, grandchildren or parents (collectively, the “Family Members”), to trusts for the benefit of Family Members, to partnerships or limited liability companies in which Family Members are the only partners or shareholders, or to entities exempt from federal income taxation pursuant to Section 501(c)(3) of the Internal Revenue Code of 1986, as amended. During a participant’s lifetime, a stock option may be exercised only by him or her, by his or her guardian or legal representative or by the transferees permitted by this Section.
     2.     Effective Date. This Amendment is effective upon approval by the Board of Directors of the Company on October 18, 2007.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by the undersigned officer, thereunto duly authorized pursuant to the resolutions of the Board of Directors.

FAMOUS DAVE’S OF AMERICA, INC.
/s/ Diana G. Purcel
Diana G. Purcel
Chief Financial Officer and Secretary